                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

Subsidiary                                              State or Jurisdiction of Organization
Administrative Systems, Inc.                            Washington

Alan H. Horowitz C.L.U., Inc.                           New York

Alan Kaye Insurance Agency, Inc.                        California

Alternative Benefit Solutions, Inc.                     North Carolina

American Benefits Insurance Corporation                 Massachusetts

Arnone, Lowth, Fanning, Wilson & Rubin, Inc.            New York

Arthur D. Shankman & Company, Inc.                      New Jersey

Asgard Incorporated                                     California

Benefit Planning Services, Inc.                         Illinois
f/k/a BPS, Inc.

The Balance Program, Inc.                               Washington

Barry Kaye Associates, Inc.                             California

Beacon Group Financial Securities Corp.                 South Carolina

Beacon Retirement Planning Services, Inc.               Texas

Benefit Associates, Inc.                                Pennsylvania

Benefit Consultants and Administrators, Inc.            South Carolina

The Benefits Solution Group, Inc.                       Louisiana

Bernard R. Wolfe & Associates, Inc.                     Maryland

Bill Matthews & Associates, Inc.                        Texas

Bingham & Hensley Resources, Inc.                       Tennessee

Bishop, Ortiz & LoCascio Associates, Inc.               Florida

Brokerage Design & Consultants, Inc.                    Colorado

M & M Brokerage Services, Inc.                          New York
f/k/a Brokerage Services, Inc.

Subsidiary                                              State or Jurisdiction of Organization
Brown Bridgman & Company                                Vermont

The Browning Group II, Inc.                             Colorado

Cash & Associates, Inc.                                 Florida

Charon Planning Corporation                             New Jersey

Clouse Financial, Inc.                                  Ohio

Clover Financial & Insurance Services, Inc.             California

Corporate Benefit Advisors, Inc.                        North Carolina

Corporate Benefits, Inc.                                South Carolina

The Corry Group, Inc.                                   Pennsylvania

Cox Financial Advisors, Inc.                            Louisiana

Cross Keys Asset Management, Inc.                       Maryland

Cross Keys Merger Corp.                                 Maryland

Cross Keys Securities Limited Partnership               Maryland

Curtis & Associates, Inc.                               Missouri

Dascit/White & Winston, Inc.                            New York

DiMeo Schneider & Associates, LLC                       Illinois

Delessert Financial Services, Inc.                      Massachusetts

Dreyfuss & Birke, Ltd.                                  New York

Dublin Insurance Services, Inc.                         California

Earl & Associates, Inc.                                 Florida

Eastman Insurance Agency, Inc.                          California

Educators Preferred Corporation                         Michigan

Eilers Financial Services, Inc.                         Vermont

Eisenberg Financial Group, Inc.                         Florida

Employers Preferred Corporation                         Michigan

Estate Resource Advisors, Inc.                          California

Subsidiary                                              State or Jurisdiction of Organization
Execu/Comp, Inc.                                        Texas

Executive Benefit Systems, Inc.                         Alabama

FBD Consulting, Inc.                                    Missouri

FDR Financial Group, Inc.                               Florida

FFR Financial & Insurance Services, LLC                 California

Family Wealth Preservation and Insurance Services,      California
Inc.

Fern Kaye Tessler Insurance Agency, Inc.                New York

Financial Concepts of the Twin Cities, Inc.             Minnesota

First Financial Partners Corp.                          West Virginia

First Financial Resources, Ltd                          Connecticut

First Global Financial & Insurance Services, Inc.       California

Fleischer-Jacobs & Associates, Inc.                     Delaware

Garrett, Prather & Company, Inc.                        Georgia

Goodwin, Goodwin and Associates, Inc.                   Missouri

Group Benefit Solutions, Inc.                           North Carolina

Hallman and Lorber Associates, Inc.                     New York

Harbor Group Ltd.                                       New York

The Hartfield Company, Inc.                             Indiana

Harvest Financial Group, Inc.                           Kansas

Herrig & Herrig Financial Services of Florida, Inc      Florida

Hostetler, Church & Associates, LLC                     Maryland
f/k/a Hostetler, Church & Anderson, LLC

Howard Kaye Insurance Agency, Inc.                      California

Howard M. Koff, Inc.                                    California

Howard S. Hartman Insurance Services, Inc               California

HSA Corporation                                         Pennsylvania

Subsidiary                                              State or Jurisdiction of Organization
Ikon Benefits Group, Inc.                               Puerto Rico

Ikon Benefits Solutions Group, Inc.                     Puerto Rico

Ikon Communications, Inc.                               Puerto Rico

Innovative Benefits Consulting, Inc.                    Pennsylvania

Innovest Advisors, Inc.                                 Pennsylvania

Innovest Financial Management, Inc.                     Pennsylvania

IPS Advisors, Inc.                                      Texas
f/k/a Insurance Partners Southwest Corp.

Insreview, Inc.                                         New York

Insurance and Financial Services, Inc.                  Florida

Integrated Planning Associates, Inc.                    New York

IRC, Inc.                                               New Mexico

Jon C. Christie & Associates, Inc.                      Minnesota

JR Katz, Inc.                                           Illinois

The J.T. Butwin Corporation                             Florida

Kring Financial Management, Inc.                        Georgia

Kolinsky Hill Financial Group, Inc.                     New York
f/k/a Kolinsky, Hill & Associates, Inc.

Lanning & Associates, Inc.                              Kansas

Last Quote U.S.A., Inc.                                 New York

Legacy Capital Group Arkansas, Inc.                     Arkansas

Lenox Advisors, Inc.                                    New York

Lenox Long Term Care, Inc.                              New York

Levine Financial Group, Inc.                            Massachusetts
f/k/a Levine Thomson Financial Group, Inc.

Liberty Financial Services, Inc.                        Kansas

Linn & Associates, Inc.                                 Florida

Subsidiary                                              State or Jurisdiction of Organization
Management Brokers, Inc.                                California

Marc F. Jones Advisors Corp.                            California

Massachusetts Business Association, L.L.C.              Massachusetts

McKenzie, Labella, Matol & Co.                          New Jersey

The Meltzer Group, Inc.                                 Maryland
f/k/a Jemm Group Insurance, Inc.

Michael G. Rudelson, Inc.                               Texas

Modern Portfolio Advisors, Inc.                         Ohio

Monaghan, Tilghman & Hoyle, Inc.                        Maryland

Mosse & Mosse Insurance Associates, Inc.                Massachusetts

Nakamoto Financial & Insurance Service, Inc.            California

National Enrollment Services, Inc.                      Illinois

National Investment Advisors, Inc.                      Illinois
f/k/a J&T Investors, Inc.

National Madison Group, Inc.                            New York

Nemco Brokerage, Inc.                                   New York

NewMarket Financial Products, Inc.                      Ohio

NFP Securities, Inc.                                    Texas
f/k/a Partners Securities, Inc.

NFP Insurance Services, Inc.                            Texas
f/k/a Partners Marketing Group, Inc.

NMG, Inc., Northwest                                    Oregon

Northeast Financial Group, Inc.                         New Jersey

NuVision Financial Corporation, Inc.                    Georgia

Oklahoma Financial Center, Inc.                         Oklahoma

P&A DMF, Inc.                                           New York

PRW Associates Insurance Agency, Inc.                   Massachusetts

Partners Holding, Inc                                   Delaware

Subsidiary                                              State or Jurisdiction of Organization
Partners Marketing Services, Inc.                       Texas

Partners Marketing Services of Pennsylvania, Inc.       Pennsylvania

Pen/Flex, Inc.                                          California

Pennsylvania Business Review, Inc.                      Pennsylvania

Peregrine Advisers, Inc.                                Pennsylvania

Personal Capital Management, Inc.                       New York

Peyser & Alexander Management, Inc.                     New York

Plan Design Services, Inc.                              North Carolina

Proplanco, Inc.                                         Colorado

Provise Management Group, LLC                           Florida

Randel L. Perkins Insurance Services, Inc.              California

RCH Financial Services, Inc.                            Florida

REM Benefit Planning, Inc.                              Delaware

Retirement Investment Advisors, Inc.                    Oklahoma

Robert Schechter & Associates, Inc.                     Michigan

Sampers Financial, Inc.                                 New Jersey

Schmidt Financial Group, Inc.                           Washington
Washington

Sheila H. Hartman Insurance Services, Inc.              California

Shepard & Scott Corp.                                   New Jersey

Smith & Frank Group Services, Inc.                      Texas

Spalding-Fardie & Associates, Inc.                      Florida

The Spalding Financial Group, Inc.                      Florida

STA Benefits, Ltd                                       Texas

Stallard Financial Strategies, Inc.                     Texas

Strategic Capital Management, Inc.                      California

Strategic Planning Resources, Inc.                      Pennsylvania

Subsidiary                                              State or Jurisdiction of Organization
Stuart Cohen & Associates, Inc.                         California

Support Financial Services, Inc.                        Utah

TJF Planning, Inc.                                      New York

Trinity Financial Services, L.L.C.                      Oklahoma

Trusted Financial Services, LLC                         Georgia

Total Financial & Insurance Services, Inc.              California

Udell Associates, Inc.                                  Florida

Unisyn Companies, Inc.                                  Florida

United Businessman's Insurance Agency, Inc.             Massachusetts

Windsor Insurance Associates, Inc.                      California